EX-99.B-77C

                    UNITED GOVERNMENT SECURITIES FUND, INC.

SUB-ITEM 77C:  Submission of matters to a vote of security
               holders:

(a)  A Special Meeting of Shareholders was held June 22, 1999.

(b)  Auditors were approved.

(c)  Matters voted upon at the Special Meeting:

Item 1.        To elect the Board of Directors:

                                                   Broker
                                For    Withhold   Non-Votes*
J. Concannon             13,152,809     431,210       0
J. Dillingham            13,152,728     431,291       0
D. Gardner               13,119,137     464,882       0
L. Graves                13,083,948     500,071       0
J. Harroz Jr.            13,121,539     462,480       0
J. Hayes                 13,078,915     505,104       0
R. Hechler               13,109,506     474,513       0
H. Herrmann              13,090,406     493,613       0
G. Johnson               13,056,484     527,535       0
W. Morgan                13,085,787     498,232       0
R. Reimer                13,113,356     470,663       0
F. Ross                  13,125,419     458,600       0
E. Schwartz              13,060,888     523,131       0
K. Tucker                13,125,892     458,127       0
F. Vogel                 13,152,809     431,210       0

Item 2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent accountants for its current fiscal year:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
            12,879,241      109,553     595,225       0

Item 3. To approve or disapprove the amendment to the Fund's investment management agreement with Waddell & Reed Investment Management Company:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            11,987,091      780,555     810,575      5,798

Item 4. To approve or disapprove amendment of the Fund's policy regarding securities lending:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            11,922,661      576,209   1,079,351      5,798

Item 5. To approve or disapprove the Fund's Articles of Incorporation to change the par value of Fund shares to $0.001:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            11,936,234      579,480   1,068,305       0

*Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.